Section 906 Certifications
I, Jonathan S. Horwitz, the Principal Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge:
1. The form N-CSR of the Funds listed on Attachment A for the period ended September 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended September 30, 2012 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.
Date: November 27, 2012
/s/ Jonathan S. Horwitz
______________________
Jonathan S. Horwitz
Principal Executive Officer
Section 906 Certifications
I, Steven D. Krichmar, the Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:
1. The form N-CSR of the Funds listed on Attachment A for the period ended September 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended September 30, 2012 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.
Date: November 27, 2012
/s/ Steven D. Krichmar
______________________
Steven D. Krichmar
Principal Financial Officer
Attachment A
N-CSR
Period (s) ended September 30, 2012
Putnam Master Intermediate Income Trust
Putnam California Tax Exempt Income Fund
Putnam American Government Income Fund
Putnam Tax Exempt Income Fund
Putnam International Growth Fund
Putnam U.S. Government Income Trust
Putnam Money Market Fund
Putnam Money Market Liquidity Fund
Putnam Tax Exempt Money Market Fund
Putnam Diversified Income Trust
Putnam Dynamic Asset Allocation Balanced Fund
Putnam Dynamic Asset Allocation Growth Fund
Putnam Dynamic Asset Allocation Conservative Fund